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                                                                   Exhibit 10.16

                               AMENDMENT NO. 1 TO
                 AMENDED AND RESTATED LINE OF CREDIT AGREEMENT

          This Amendment No. 1 (the "Amendment") dated as of July 17, 1997, is among Bank of America National Trust and Savings Association (the "Bank"), The Gymboree Corporation ("TGC"), Gymboree Manufacturing, Inc. ("GMI"), Gymboree, Inc. ("GI"), and Gymboree Industries Limited. ("GIL") (TGC, GMI, GI, and GIL are hereinafter referred to collectively as the "Borrowers" and individually as a "Borrower").

                                    RECITALS

          A. The Bank, TGC, and GMI entered into a certain Amended and Restated Line of Credit Agreement dated as of October 27, 1995 (the "Agreement").

          B. TGC has a wholly-owned Canadian subsidiary, GI. TGC also has a wholly-owned Irish subsidiary, Gymboree Industries Holdings Limited, which, in turn, has a wholly-owned Irish subsidiary, GIL.

          C. TGC and GMI have requested the Bank to add GI and GIL as Borrowers under the Agreement, and the Bank is willing to grant that request subject to certain of the addition terms and conditions set forth in this Amendment.

          D. The Bank and the Borrowers desire to amend the Agreement in order to memorialize the terms and conditions under which GI and GIL are added as Borrowers under the Agreement.

          E. The Bank and the Borrowers also desire to amend the Agreement in order to increase the Commitment, extend the availability period, and amend certain covenants.

                                   AGREEMENTS

          1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

          2.   Amendments. The Agreement is hereby amended as follows:

               2.1 In Paragraph 1.1(a), the amount "$100,000,000" is substituted for the amount $75,000,000."

               2.2 The following proviso is added to Paragraph 1.1(c), and it reads in its entirety as follows:
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     It is provided, however, that:

          (i) the outstanding amounts of any letters of credit issued for the account of GI, including amounts drawn on such letters of credit and not yet reimbursed, may not exceed Ten Million Dollars ($10,000,000) (the "GI L/C Limit");

          (ii) the outstanding amount of any letters of credit issued for the account of GIL, including amounts drawn on such letters of credit and not yet reimbursed, may not exceed Ten Million Dollars ($10,000,000) (the "GIL L/C Limit");

          (iii) the outstanding amount of any standby letters of credit, including amounts drawn on such letters of credit and not yet reimbursed, may not exceed Five Hundred Thousand Dollars ($500,000); and

          (iv) the outstanding amounts of any letters of credit issued for the accounts of TGC or GMI, including amounts drawn on such letters of credit and not yet reimbursed, may not at any time exceed the Commitment, minus the sum of the GI L/C Limit and the GIL L/C Limit.

     (In calculating the amounts described above, the Bank will use Equivalent Amounts for letters of credit denominated in Canadian Dollars or Irish Punts. "Equivalent Amount" means the equivalent in U.S. Dollars of another currency calculated at the spot rate for the purchase of such other currency with U.S. Dollars quoted by Bank's Foreign Exchange Trading Center in San Francisco, California, at approximately 8:00 a.m. San Francisco time two (2) banking days (as determined by Bank with respect to such currency) prior to the relevant date.)

          2.3 In Paragraph 1.2, the date "May 31, 1999" is substituted for the date "May 31, 1998."

          2.4 The first paragraph of Paragraph 1.3 is amended to read in its entirety as follows:

               1.3 Letters of Credit. This line of credit may be used for financing:

                    (i) commercial letters of credit with a maximum maturity of 180 days but not to extend more than 180 days beyond the Expiration Date. Each commercial letter of credit will require drafts payable at sight or up to the earlier of 180 days after sight or 180 days after the Expiration Date.



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                    (ii) standby letters of credit with a maximum maturity not to extend beyond the Expiration Date. The standby letters of credit may include a provision providing that the maturity date will be automatically extended each year for an additional year unless the Bank gives written notice to the contrary.

     Each commercial letter of credit issued for the account of GI may be denominated in U.S. Dollars or Canadian Dollars. Each commercial letter of credit issued for the account of GIL may be denominated in U.S. Dollars or Irish Punts. All other letters of credit issued pursuant to this Agreement will be denominated in U.S. Dollars.

     The letters of credit outstanding from the Bank for the account of any one or more of the Borrowers that are not already outstanding under this Agreement shall, as of the date of that certain Amendment No. 1 to Amended and Restated Line of Credit Agreement among the Bank and the Borrowers, be deemed to be outstanding under this Agreement, and shall be subject to all the terms and conditions stated in this Agreement.

          2.5  Paragraph 1.3(c) is amended to read in its entirety as follows:

          (c) to sign the Bank's form Application and Agreement for Commercial Letter of Credit or Application and Agreement in its entirety as follows:

          2.6 A new Paragraph 3.9 is added to the Agreement, and it reads in its entirety as follows:

               3.9 Taxes. If any payments to the Bank under this Agreement are made from outside the United States, the Borrowers will not deduct any foreign taxes from any payments they make to the Bank. If any such taxes are imposed on any payments made by the Borrowers (including payments under this paragraph), the Borrowers will pay the taxes and will also pay to the Bank, at the time interest is paid, any additional amount which the Bank specifies as necessary to preserve the after-tax yield to Bank would have received if such taxes have not been imposed. The Borrowers will confirm that they have paid the taxes by giving the Bank official tax receipts (or notarized copies) within 30 days after the due date.

          2.7 In Paragraphs 5.1 and 5.4, the word "jurisdiction" is substituted for the word "state."



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          2.8  The final sentence of the definition of "Subsidiary" in Paragraph
5.1 is amended to read in its entirety as follows:

     The term "Subsidiary" shall include GMI, GI, or GIL in the event that GMI, GI, or GIL is no longer a "Borrower" under this Agreement.

          2.9  Paragraph 6.1 is amended to read in its entirety as follows:

               6.1  Use of Line of Credit.   To request commercial or standby
     letters of credit only for use in the usual course of business and to request standby letters of credit only for the account of TGC.

          2.10 In the lead-in of Paragraph 6.2, the second parenthetical phrase is amended to read in its entirety as follows:

     (other than guarantees by TGC of the obligations of Gymboree U.K. Ltd. under store or distributor center leases and guarantees by TGC of the obligations of any one or more of the other Subsidiaries under store or distributor center leases)

          2.11 In Paragraph 6.4, the word "or" immediately before clause (c) is deleted, the amount "Sixty-Five Million Dollars ($65,000,000)" is substituted for the amount "Thirty-Five Million Dollars ($35,000,000)" in clause (c), and the word "or" immediately followed by the following clause (d) is added:

          (d) Fifty Million Dollars ($50,000,000) in the Borrowers' fiscal year ending January 31, 1999, and in each fiscal year thereafter

          2.12 In Paragraph 6.5, the second and final sentence is amended to read in its entirety as follows:

          It is provided, however, that the Borrowers and the Subsidiaries may take any of the actions otherwise prohibited by this paragraph so long as they do not spend in the aggregate more than Thirty Million Dollars ($30,000,000) between February 1, 1997, and the Expiration Date in connection with any such actions.

          2.13 The last sentence of Paragraph 7.1 (a) is amended to read in its entirety as follows:

          The statements shall be prepared on a consolidated basis and shall contain no material adverse difference from TGC's annual TGC-prepared financial statements, which latter statements TGC agrees to prepare on a



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     consolidating basis and provide to the Bank also within 120 days of TGC's fiscal year end. TGC further agrees that its annual TGC-prepared financial statements will include, without limitation, a balance sheet and an income statement.

          2.14  The following new subparagraph (g) is added to Paragraph 7.1:

                (g) Within the periods provided in (b) above, a compliance certificate of TGC signed by an authorized financial officer of TGC setting forth (i) the information and computations (in sufficient detail) to establish that TGC is in compliance with all financial covenants at the end of the period covered by the financial statements then being furnished and
     (ii) whether there existed as of the date of such financial statements and whether there exists as of the date of the certificate, any default under this Agreement and, if any such default exists, specifying the nature thereof and the action the Borrowers are taking and propose to take with respect thereto.

          2.15 The first sentence of Paragraph 7.2 is amended to read in its entirety as follows:

     To maintain on a consolidated basis tangible net worth equal to at least the amounts indicated each period specified below:


          Period                              Amounts
          ------                              -------
     From May 1, 1997                        $100,000,000
     through January 30, 1998

     From January 31, 1998                   $100,000,000 plus 50%
     through January 30, 1999                of net income after income taxes
                                             (without subtracting losses)
                                             earned in the fiscal year ending
                                             January 31, 1998

     On January 31, 1999                     $100,000,000 plus 50% of net income
                                             after income taxes (without
                                             subtracting losses) earned in the
                                             fiscal year January 31, 1998 plus
                                             50% of net income after income
                                             taxes (without subtracting losses)
                                             earned in the


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                                        fiscal year ending
                                        January 31, 1999

               2.16 In Paragraph 7.4, the amounts "Fifteen Million Dollars ($15,000,000)" and "Thirty-Five Million Dollars ($35,000,000)" are substituted for the amounts "Twenty Million Dollars ($20,000,000)" and "Forty Million Dollars ($40,000,000)," respectively.

               2.17 In Paragraph 9.8, the phrase "the other Borrowers" is substituted for the phrase "the other Borrower" in each case in which the latter phrase appears.

          3. GI's and GIL's Acknowledgement. GI and GIL hereby acknowledge that by executing this Amendment and thereby becoming Borrowers under the Agreement, GI and GIL promise and agree to perform or to be subject to, as applicable, each and every covenant, agreement, term, and obligation of the Agreement including, without limitation, those which pertain to the joint and several liability of each Borrower to the Bank for the payment of all obligations under the Agreement and under any instrument or agreement required under the Agreement.

          4. Representations and Warranties. When the Borrowers sign this Amendment, the Borrowers represent and warrant to the Bank that: (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement, (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment is within each Borrower's powers, has been duly authorized, and does not conflict with any of either Borrower's organizational papers, and (d) this Amendment does not conflict with any law, agreement, or obligation by which either Borrower is bound.

          5. Condition Precedent. This Amendment will be effective when the Bank receives, in form and content acceptable to the Bank, evidence that the execution, delivery, and performance by GI and GIL of this Agreement and any instrument or agreement required under this Agreement have been duly authorized.

          6. Effect of Amendment. Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect. Further, nothing in this Amendment shall release TGC or GMI from any of its obligations under the Agreement.



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          This Amendment is executed as of the date stated at the beginning of this Amendment.

                                        Bank of America National Trust
                                        and Savings Association


                                        By
                                          ---------------------------------
                                        Title
                                             ------------------------------

                                        By
                                          ---------------------------------
                                        Title
                                             ------------------------------

                                        The Gymboree Corporation


                                        By  /s/ JAMES P. CURLEY
                                          ---------------------------------
                                                James P. Curley

                                        Title   Senior Vice President,
                                                Chief Financial Officer,
                                                Chief Accounting Officer
                                             ------------------------------

                                        By  /s/ JOSEPH T. PRUSKO
                                          ---------------------------------
                                                Joseph T. Prusko

                                        Title   Vice President, Treasurer
                                             ------------------------------

                                        Gymboree Manufacturing, Inc.


                                        By  /s/ JAMES P. CURLEY
                                          ---------------------------------
                                                James P. Curley

                                        Title   Senior Vice President,
                                                Chief Financial Officer,
                                                Chief Accounting Officer
                                             ------------------------------

                                        By  /s/ JOSEPH T. PRUSKO
                                          ---------------------------------
                                                Joseph T. Prusko

                                        Title   Vice President, Treasurer
                                             ------------------------------

                                        Gymboree, Inc.


                                        By  /s/ JAMES P. CURLEY
                                          ---------------------------------
                                                James P. Curley

                                        Title   Senior Vice President,
                                                Chief Financial Officer,
                                                Chief Accounting Officer
                                             ------------------------------

                                        By  /s/ JOSEPH T. PRUSKO
                                          ---------------------------------
                                                Joseph T. Prusko

                                        Title   Vice President, Treasurer
                                             ------------------------------

                                        Gymboree Industries Limited


                                        By  /s/ JAMES P. CURLEY
                                          ---------------------------------
                                                James P. Curley

                                        Title   Senior Vice President,
                                                Chief Financial Officer,
                                                Chief Accounting Officer
                                             ------------------------------

                                        By  /s/ JOSEPH T. PRUSKO
                                          ---------------------------------
                                                Joseph T. Prusko

                                        Title   Vice President, Treasurer
                                             ------------------------------



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